EXHIBIT PP

FILING AGREEMENT DATED TO BE EFFECTIVE MARCH 15, 2011

REGARDING JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree that:

(i)

Each is eligible to use the Schedule 13D attached hereto;

(ii)

The attached Schedule 13D is filed on behalf of each of the undersigned; and

(iii)

Each of the undersigned is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning itself; but none of them is responsible for the completeness and accuracy if the information concerning the other persons making the filing, unless it knows or has reason to believe that such information is inaccurate.

Green SEA Resources Inc.

By:

/s/ D’Arcy Doherty

D’Arcy Doherty, Vice President, Legal

Date:

March 15, 2011

Sentient USA Resources Fund, L.P.

By:

Sentient Executive MLP1, Limited, General Partner

By:

/s/ Johanna Druez

Johanna Druez, Director

Date:

March 15], 2011

Sentient Executive MLP1, Limited

By:

/s/ Johanna Druez

Johanna Druez, Director

Date:

March 15, 2011

Filing Agreement – June 6, 2008